CONSENT



We have issued our report dated August 30, 1996, accompanying the consolidated financial statements included in the Annual Report of Larson-Davis Incorporated on Form 10-KSB for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Larson-Davis Incorporated on Forms S-3 (File No. 333-1505, effective March 22, 1996 and File No. 333-6527, effective August 2, 1996) and on Forms S-8 (File No. 33-44784, filed December 30, 1991 and File No. 33-35751, filed July 5, 1990).


/s/ Grant Thornton LLP


GRANT THORNTON LLP

Provo, Utah
October 9, 1996